LOCK-UP AGREEMENT



          THIS LOCK-UP AGREEMENT (the "Lock-up Agreement") is entered into
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effective as of December 4 2003, by and between Howard Norton (the
"Stockholder"), a Stockholder or optionholder of Zanett, Inc., a Delaware
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corporation (the "Company"), and the Company;
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          WHEREAS, Stockholder beneficially owns (within the meaning of Rule
13d-3 under the Securities Exchange Act of 1934, as amended) sixty-four thousand seven hundred eighty-eight (64,788) shares of common stock, par value $0.001 per share of the Company (the "Common Stock");
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          WHEREAS, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Stockholder has agreed to enter into this Lock-up Agreement.

          NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

          1.    Lock-up on Transfer of Shares
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                (a)    The Stockholder agrees not, directly or indirectly, to
sell, offer to sell, contract to sell, assign, pledge, hypothecate, encumber or otherwise transfer, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, pledge or other disposition of (collectively, "Transfer") any rights with respect to
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(i) any Common Stock currently owned by Stockholder and (ii) any Common Stock owned by Stockholder as a result of additional issuances for a period commencing on the date hereof and continuing through November 30, 2008 (the "Lock-up Period") except as expressly provided herein. The foregoing
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restriction has been expressly agreed to preclude Stockholder from engaging in any hedging or other transaction during the Lock-up Period that is designed to or reasonably expected to lead to or result in a Transfer of the Common Stock. Such prohibited hedging or other transaction would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common
Stock.

                (b) The Stockholder also agrees and consents to the entry of stop transfer instructions with the Company's Transfer Agent and Registrar against the Transfer of Common Stock held by Stockholder except in compliance with the terms and conditions of this Lock-up Agreement.

                 (c) The restrictions contained in this Lock-up Agreement shall apply to Stockholder with respect to any and all Transfers of any of the Company's Common Stock with the exception of that Common Stock acquired by the Stockholder on the open market. Any and all other Transfers are prohibited by this Agreement.

          2.    Early Termination of Lock-Up Period; Price Gateways.
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                (a)    In the event that both Claudio Guazzoni and David M.
McCarthy (collectively, the "Investment Banker") solely determine that the release of shares of Common Stock from the restrictions contained in this Lock-Up Agreement would not have an adverse short-term or long-term effect on the market price for the Common Stock, then the Investment Banker may, but is not obligated to, release shares of Common Stock from the restrictions contained in this Lock-Up Agreement in such amount and on such terms as the Investment Banker determines in its sole discretion. This Early Termination clause is at the sole discretion of the Investment Banker, and requires no consultation of, nor approval by, the Board of Directors of the Company, nor any approval by the other stockholders of the Company. This Early Termination clause is applicable in whole or in part, with respect to the amount of shares owned by a single Stockholder, and its applicability towards one Stockholder does not constitute any obligation what-so-ever towards any or all other stockholders which may have signed the same, or similar, Lock-Up Agreements.
                (b) In the event any Common Stock of Stockholder is subject to any involuntary transfer, whether by reason of death, bankruptcy or divorce proceedings or otherwise, the transferee of such Common Stock shall take such Common Stock subject to this Lock-Up Agreement. Any purported transfer of any Common Stock of Stockholder that is not in accordance with this Lock-Up Agreement shall be null and void, and shall not operate to transfer any right, title or interest in such Common Stock to the purported transferee. The Company agrees that the Company shall not cause or permit the transfer of any Common Stock of Stockholder to be made on its books unless the transfer is permitted by this Lock-Up Agreement and has been made in accordance with its terms.

                (c) The restrictions contained in this Lock-up Agreement shall not apply to any Transfer by Stockholder (i) with respect to transfers of any Common Stock acquired on the open market or (ii) for which the Investment Banker has provided written consent as detailed in Section 2(a) above

          3.    Price Gateways.
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          Notwithstanding anything contained herein to the contrary, at such time as the closing price of the Common Stock (NASDAQ: ZANE) on the NASDAQ SmallCap Market, or such other market as the Common Stock is then publicly traded, equals or exceeds each price target (the "Gateway Price") set forth
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on Schedule A hereto, the corresponding percentage of Common Stock (the
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"Release Percentage") set forth on Schedule A multiplied by the total number
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of shares of Common Stock (the "Total Number") subject to this Agreement
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shall be released from the restrictions in this Lock-up Agreement for so long as the price of the Common Stock remains equal to, or exceeds such Gateway Price. The shares underlying unexercised Options shall not be included in the calculation of the Total Number. Any sale of Common Stock so released shall require duplicate confirmation (by Stockholder's broker and the Company) to the effect that it was consummated at or above the relevant Gateway Price.

          4.    Representations, Warranties and Covenants of the Stockholder.
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          Stockholder represents and warrants to, and agrees with, the
Company that:

                (a) This Lock-up Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder enforceable in accordance with its terms.

                (b) Neither the execution and delivery of this Lock-up Agreement nor the consummation of the transactions contemplated hereby will result in any breach or violation of, be in conflict with or constitute a default under any agreement or instrument to which Stockholder is a party or by which Stockholder may be affected or is bound.

                (c) Stockholder is not subject to or obligated under any provisions of any law, regulation, order, judgment or decree which would be breached or violated by the execution, delivery and performance of this Lock-up Agreement by Stockholder and the consummation of the transactions contemplated hereby.

                (d) Stockholder is now, and will be at all times up to the termination of this Lock-up Agreement, the record and beneficial owner of the Common Stock which at such time is subject to Transfer restrictions pursuant to the terms hereof, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind, other than pursuant to this Lock-up Agreement.

          5.    Miscellaneous
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                (a)    Specific Performance.  Stockholder acknowledges that
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damages would be an inadequate remedy for any breach of the provisions of this Lock-up Agreement and agrees that the obligations of Stockholder hereunder shall be specifically enforceable and Stockholder shall not take any action to impede the Company from seeking to enforce such right of specific performance. Stockholder agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of his obligations in this Lock-up Agreement and hereby agrees to waive in any action for specific performance of any such obligation, the defense that a remedy at law would be adequate.

                (b)    Notices.  All notices, demands and other
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communications to be given or delivered under or by reason of the provisions of this Lock-up Agreement shall be in writing and shall be given and shall be deemed to have been given when personally delivered or three days after being mailed, if mailed by first class mail, return receipt requested, or one day after being sent by reputable overnight delivery service, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Stockholder and the Company will, unless another address is specified in writing, be sent to the address indicated below, except that notices of change of address shall only be effective upon receipt:

     If to Stockholder:
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          Delta Communications Group
          65 Enterprise, Suite 150
          Aliso Viejo, CA 92656

     If to the Company:
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          Zanett, Inc.
          135 E. 57th Street, 15th Floor
          New York, NY 10022
          Attn: Chief Legal Officer
          Fax: (212) 753-5304

                (c)    Assignment.  This Lock-up Agreement and all of the
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provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Lock-up Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the Investment Banker.

                 (d)    Governing Law.  The internal law, without regard for
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conflicts of law principles, of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Lock-up Agreement and the performance of the obligations imposed by this Lock-up Agreement.

                 (e)    Counterparts.  This Lock-up Agreement may be executed
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in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

                 (f)    Severability.  Whenever possible, each provision of
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this Lock-up Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lock-up Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lock-up Agreement.

                 (g)    Amendment; Waiver.  This Lock-up Agreement may not be
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amended or waived except, (i) in a writing executed by the party against which such amendment or waiver is sought to be enforced, and (ii) without the expressed written consent of the Investment Banker. No course of dealing between or among any persons having any interest in this Lock-up Agreement will be deemed effective to modify or amend any part of this Lock-up Agreement or any rights or obligations of any person under or by reason of this Lock-up Agreement.

                (h)    Complete Agreement.  This Lock-up Agreement contains
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the complete agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          IN WITNESS WHEREOF, the parties hereby have executed this Lock-up Agreement as of the date first written above.


          ZANETT, INC.                          HOWARD NORTON

          By: /s/ Pierre-Georges Roy            /s/ Howard Norton
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          Name:  Pierre-Georges Roy
          Title:  Chief Legal Officer




                                  SCHEDULE A

          Gateway Price 1                        Release Percentage
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               $6.85                                        10%
               $ 9.70                                        20%
               $12.85                                        30%
               $17.95                                        40%



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1 Subject to adjustment as a result of stock dividends, splits, recapitalizations and similar events.